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                                                                     Exhibit (J)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 9, 2002, relating to the financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of the Meridian Growth Fund and Meridian Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP


San Francisco, CA
October 22, 2002